UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2018

GLOBAL HEALTHCARE REIT, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission FileNumber	(I.R.S. Employer Identification number)

6800 N. 79th St., Ste. 200, Niwot, CO 80503

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 449-2100

8480 E. Orchard Road, Suite 3600, Greenwood Village, CO 80111

(Former name or former address, if changed since last report)

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective April 5, 2018, Midway Nimitz, LLC (“Midway”), a newly formed wholly subsidiary of Global Healthcare REIT, Inc., (the “Company”), signed a definitive Purchase and Sale Agreement pursuant to which Midway intends to purchase a skilled nursing facility located at 652 Coastal Highway 17 North, Midway, Georgia 31320 consisting of 169 licensed beds and commonly known as “Woodlands Health & Rehab Center” (the “Facility”). The purchase price of the Facility will be FIVE MILLION SEVEN HUNDRED THOUSAND AND NO/100 DOLLARS. ($5,700,000.00). The purchase and sale of the Facility is subject to numerous conditions, including satisfactory due diligence, financing and other conditions customary in transactions of this nature. There can be no assurance that the transaction will be consummated. A copy of the Purchase and sale Agreement is filed herewith as Exhibit 10.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Item	Title

10.1	Purchase and Sale Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated:	April 17, 2018	/s/ Zvi Rhine
Zvi Rhine, President

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